UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 24, 2013

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19975 Victor Parkway, Livonia, MI	48152
_______________________________________________	____________
(Address of Principal Executive Offices)	(Zip Code)

      (734) 591-3000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 24, 2013, Valassis Communications, Inc. (the “Company”) and James D. Parkinson, the Company’s Executive Vice President, Chief Digital and Technology Officer, entered into an amendment to his employment agreement (the “Parkinson Amendment”), providing for (i) an extension of the term of his employment until December 31, 2015, (ii) a change in his title to Chief Digital and Technology Officer, (iii) an increase in his annual bonus opportunity from up to 75% to up to 165% of his annual base salary subject to the achievement of semi-annual and/or annual performance targets, with the potential to exceed such aggregate annual bonus opportunity based on revenue or other performance goals (determined on an annual basis), and (iv) a change in one of the components of the amount that he is entitled to receive upon the occurrence of certain termination events to a lump-sum payment in an amount equal to Mr. Parkinson’s then current maximum annual bonus opportunity (which component previously consisted of an amount equal to two times his then current maximum semi-annual bonus opportunity).   All other terms and conditions of Mr. Parkinson’s employment agreement remain in full force and effect.

The foregoing description of the Parkinson Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Parkinson Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Included in Exhibit 10.1 is a copy of Mr. Parkinson’s original employment agreement with the Company, effective as of January 1, 2012, together with the Parkinson Amendment.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                                Description

10.1                                    Employment Agreement, as amended, between Valassis Communications, Inc. and James D. Parkinson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: April 30, 2013	Name:	Todd Wiseley
	Title:	General Counsel, Executive Vice President, Administration and Secretary

EXHIBIT INDEX

Exhibit No.                                Description

10.1                                    Employment Agreement, as amended, between Valassis Communications, Inc. and James D. Parkinson